Exhibit 10.28

AMENDMENT

TO THE

AFFINIA GROUP HOLDINGS INC.

2005 STOCK INCENTIVE PLAN

(Effective August 25, 2010)

THIS AMENDMENT to the Affinia Group Holdings Inc. 2005 Stock Incentive Plan, as amended from time to time (the “Plan”), is hereby adopted and approved by the Board of Directors of Affinia Group Holdings Inc. (the “Company”) as of August 25, 2010.

R E C I T A L S

WHEREAS, the Company desires to amend the Plan in accordance under Section 15(a) of the Plan;

NOW, THEREFORE, the Plan is hereby amended effective as of August 25, 2010, as set forth below:

A M E N D M E N T

1.	Shares Subject to the Plan. The first sentence of Section 3 of the Plan is hereby deleted and the following sentence shall be inserted in amended to read in its entirety as follows:

“The total number of Shares which may be issued under the Plan is 300,000.”

2.	The Plan shall in all other respects remain in full force and effect.

IN WITNESS WHEREOF, the Company has executed this amendment as of the 25th day of August, 2010.

AFFINIA GROUP HOLDINGS INC.

By: /s/ Thomas H. Madden
Name: Thomas H. Madden Title: Senior Vice President and Chief Financial Officer